SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                             _____________


                               FORM 8-K


                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      February 12, 1997

                     QUALITY SYSTEMS, INC.
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          (Exact Name of Registrant as Specified in Charter)

   	California              	0-13801               	95-2888568
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(State or Other Jurisdiction     (Commission             (IRS Employer
        of Incorporation)         File Number)            Identification No.)


  17822 East 17th Street, Tustin, California                 	 92680
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(Address of Principal Executive Offices)                    	(Zip Code)

Registrant's telephone number, including area code         	(714) 731-7171
                                   	N/A
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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.	OTHER EVENTS.

        On February 12, 1997, the Board of Directors of Quality Systems, Inc. (the "Company") authorized the repurchase on the open market of up to ten percent of its outstanding common stock at various times within the next twelve months, subject to compliance with applicable laws and regulations. The timing and amount of any repurchase will be at the discretion of the Company's management based upon its view of prevailing economic and market conditions. Repurchased shares would be held as treasury stock available for future issuance by the Company.

        The statements above about the potential stock repurchase are forward-looking statements and actual results could differ materially from those anticipated as a result of various factors. The Company's management could, in the exercise of its judgment, decide not to effect any repurchases, or to repurchase fewer shares than authorized, either as a result of market factors or because of applicable laws and regulations. There is no assurance that any shares will be repurchased, or that any repurchases will have a positive market impact.

                           SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 1997	               QUALITY SYSTEMS, INC.

                                     By:   /s/ Robert G. McGraw

                                     Name:	Robert G. McGraw

                                     Its:  Chief Financial Officer